Exhibit EX-28.m.1

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007

Amended May 1, 2015*

Section 1. This Distribution Plan (the “Plan”) constitutes the distribution plan for the following classes of the series (each, a “Fund”) of Nationwide Variable Insurance Trust (formerly Gartmore Variable Insurance Trust) (the “Trust”):

Fund	Classes
NVIT Nationwide Fund	Class II
NVIT Emerging Markets Fund	Class II
NVIT International Equity Fund	Class II
NVIT Multi-Manager Small Cap Growth Fund	Class II
NVIT Multi-Manager Small Company Fund	Class II
NVIT Government Bond Fund	Class II, Class P
NVIT Money Market Fund	Class II
NVIT Multi-Manager Small Cap Value Fund	Class II
NVIT Multi-Manager International Value Fund	Class II
NVIT S&P 500 Index Fund	Class II
NVIT Mid Cap Index Fund	Class II
Invesco NVIT Comstock Value Fund	Class II
NVIT Developing Markets Fund	Class II
NVIT Investor Destinations Aggressive Fund	Class II, Class P
NVIT Investor Destinations Moderately Aggressive Fund	Class II, Class P
NVIT Investor Destinations Capital Appreciation Fund	Class II, Class P
NVIT Investor Destinations Moderate Fund	Class II, Class P
NVIT Investor Destinations Balanced Fund	Class II, Class P
NVIT Investor Destinations Moderately Conservative Fund	Class II, Class P
NVIT Investor Destinations Conservative Fund	Class II, Class P
American Funds NVIT Growth Fund	Class II
American Funds NVIT Global Growth Fund	Class II
American Funds NVIT Asset Allocation Fund	Class II, Class P
American Funds NVIT Bond Fund	Class II
American Funds NVIT Growth-Income Fund	Class II, Class P
NVIT Bond Index Fund	Class II
NVIT Small Cap Index Fund	Class II
NVIT International Index Fund	Class II, Class VIII
NVIT Multi-Manager Large Cap Growth Fund	Class II
NVIT Multi-Manager Mid Cap Growth Fund	Class II
NVIT Multi-Manager International Growth Fund	Class II

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007

Amended May 1, 2015*

NVIT Core Bond Fund	Class II, Class P
NVIT Core Plus Bond Fund	Class II, Class P
Neuberger Berman NVIT Socially Responsible Fund	Class II
Neuberger Berman NVIT Multi Cap Opportunities Fund	Class II
NVIT Real Estate Fund	Class II
NVIT Cardinal Conservative Fund	Class II
NVIT Cardinal Moderately Conservative Fund	Class II
NVIT Cardinal Balanced Fund	Class II
NVIT Cardinal Moderate Fund	Class II
NVIT Cardinal Capital Appreciation Fund	Class II
NVIT Cardinal Moderately Aggressive Fund	Class II
NVIT Cardinal Aggressive Fund	Class II
NVIT Multi-Manager Mid Cap Value Fund	Class II
NVIT Short Term Bond Fund	Class II, Class P
NVIT Multi-Manager Large Cap Value Fund	Class II
Templeton NVIT International Value Fund	Class II
NVIT Large Cap Growth Fund	Class II, Class P
American Century NVIT Multi Cap Value Fund	Class II
American Century NVIT Growth Fund	Class II
Loring Ward NVIT Moderate Fund	Class II, Class P
Loring Ward NVIT Capital Appreciation Fund	Class II, Class P
NVIT Cardinal Managed Growth Fund	Class II
NVIT Cardinal Managed Growth & Income Fund	Class II
NVIT Investor Destinations Managed Growth Fund	Class II
NVIT Investor Destinations Managed Growth & Income Fund	Class II
NVIT Flexible Moderate Growth Fund	Class P
NVIT Flexible Fixed Income Fund	Class P
Lazard NVIT Flexible Opportunistic Strategies Fund	Class P
NVIT Managed American Funds Asset Allocation Fund	Class II
NVIT Managed American Funds Growth-Income Fund	Class II
BlackRock NVIT Managed Global Allocation Fund	Class II

*	As approved by the Board of Trustees at its meeting held on March 10, 2015.

The Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007

Amended May 1, 2015*

Section 2. Subject to the limitations on the payment of asset-based sales charges set forth in Section 2830 of the NASD Conduct Rules of the Financial Industry Regulatory Authority (“FINRA”), the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

(a)	25 basis points (0.25%) of the average daily net assets of the Class II shares of each of the Funds, all of which will be considered a distribution fee.

(b)	25 basis points (0.25%) of the average daily net assets of the Class P shares of each Fund offering Class P shares, all of which will be considered a distribution fee.

(c)	40 basis points (0.40%) of the average daily net assets of the Class VIII shares of NVIT International Index Fund, all of which will be considered a distribution fee.

These fees will be paid to Nationwide Fund Distributors LLC (the “Underwriter”) for activities or expenses primarily intended to result in the sale or servicing of Fund shares. Distribution fees may be paid to an Underwriter, to an insurance company or its eligible affiliates for distribution activities related to the indirect marketing of the Funds to the owners of variable insurance contracts (“contract owners”), or to any other eligible institution. As described above, a distribution fee may be paid pursuant to the Plan for services including, but not limited to:

(i)	Underwriter services including (1) distribution personnel compensation and expenses, (2) overhead, including office, equipment and computer expenses, supplies and travel, (3) procurement of information, analysis and reports related to marketing and promotional activities and (4) expenses related to marketing and promotional activities;

(ii)	Printed documents including (1) fund prospectuses, statements of additional information and reports for prospective contract owners and (2) promotional literature regarding the Fund;

(iii)	Wholesaling services by the Underwriter or the insurance company including (1) training, (2) seminars and sales meetings and (3) compensation;

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007

Amended May 1, 2015*

(iv)	Life insurance company distribution services including (1) fund disclosure documents and reports (2) variable insurance marketing materials, (3) Fund sub-account performance figures, (4) assisting prospective contract owners with enrollment matters, (5) compensation to the salesperson of the variable insurance contract and (6) providing other reasonable help with the distribution of Fund shares to life insurance companies; and

(v)	Life insurance company contract owner support.

No provision of the Plan shall be interpreted to prohibit any payments by a Fund with respect to shares of such Fund during periods when the Fund has suspended or otherwise limited sales of such shares.

Section 3. This Plan shall not take effect until it has been approved by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

Section 4. This Plan shall not take effect with respect to a class of a Fund until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the “Rule 12b-1 Trustees”), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

Section 5. Unless sooner terminated pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes effect with respect to such class and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4.

Section 6. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007

Amended May 1, 2015*

Section 7. This Plan may be terminated as to a class of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding affected class of such Fund.

Section 8. Any agreement with any person relating to the implementation of this Plan shall be in writing, and shall provide:

A.	That such agreement may be terminated at any time with respect to a Class, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding Class Shares of the Fund on not more than 60 days written notice to any other party to the agreement; and

B.	That such agreement shall terminate automatically in the event of its assignment.

Section 9. This Plan may not be amended to increase materially the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment is approved in the manner provided in Section 3 hereof. No material amendment to this Plan shall be made unless approved in the manner provided for approval of this Plan in Section 4 hereof.

Section 10. The provisions of the Plan are severable for each class of shares of the Funds and any action required hereunder must be taken separately for each class covered hereby.

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